Exhibit 10.18

AMENDMENT NO. 1

TO

SERVICE AGREEMENT

THIS AMENDMENT NO. 1 TO SERVICE AGREEMENT (the “Amendment”) is made and entered into effective as of the 1st day of January, 2004 by and among Radiologix, Inc., a Delaware corporation, f/k/a American Physician Partners, Inc. (“Parent”), Community Imaging Partners, Inc., a Delaware corporation (“Administrator”), and Community Radiology Associates, Inc., a Maryland professional corporation, and Drs. Korsower and Pion Radiology, P.A., a Maryland professional association (collectively, “Group”).

R E C I T A L S

A. Parent, Administrator and Group entered into that certain Service Agreement dated January 1, 1998 (the “Agreement”).

B. Parent, Administrator and Group desire that this Amendment constitute a written modification to the Agreement to be signed by all of the parties in accordance with Section 12.2 of the Agreement.

NOW, THEREFORE, in consideration of the above recitals, the terms and conditions hereinafter set forth, and for their mutual reliance, Parent, Administrator and Group hereby agree as follows:

1. Section 7.1. Parent, Administrator and Group hereby agree that the phrase “Subject to the reconciliation methodology described in Section 7.2 below,” is hereby added at the beginning of the second sentence of Section 7.1.

2. Section 7.2. Parent, Administrator and Group hereby agree that the last sentence of Section 7.2 to the Agreement is hereby deleted in its entirety and replaced by the following:

“Except as otherwise set forth on Exhibit 7.1, such amounts paid shall be estimates based upon available information for such month, and an adjustment to each monthly estimated payment shall not be made, if at all, later than the following year to reconcile the final actual amounts received in each such month pursuant to Section 7.1 above in accordance with the following:

(a)	The final adjustment to the Service Fee for any calendar month shall be recalculated, if at all, not later than on or before the fifteenth (15th) day of the next succeeding calendar month in the next succeeding calendar year (the “Recalculation Date”) based upon actual collections through the last day of the calendar month immediately prior to the Recalculation Date (the “Adjustment Date”), for services provided by the Group upon which the Service Fee was originally based. Any increase or decrease in the Service Fee determined by such recalculation shall be added to or deducted from the Service Fee due to Administrator on the next Payment Date.

(b)	The adjustment to the Service Fee can be illustrated by the following example:

If the estimated Service Fee for August 2003 is based upon anticipated collections for X percent (X%) of gross billings of X Dollars ($X) for services provided during such month (i.e., $X), and the actual collections through August 31, 2004 for services provided in August 2003 are X Dollars ($X) (i.e., X percent (X%) of gross billings), then on or before September 15, 2004, the Service Fee due to Administrator shall be recalculated to account for the shortfall of Twenty-Five Thousand Dollars ($25,000) below the estimated amount of collections.”

3. Exhibit 7.1. Parent, Administrator and Group hereby agree that Exhibit 7.1 is hereby deleted in its entirety and replaced by the new Exhibit 7.1 attached to this Amendment.

4. Integration. This Amendment shall constitute and shall be interpreted as a written modification to the Agreement in accordance with Section 12.2 of the Agreement.

5. Retroactive Effect. The provisions set forth in paragraphs 1 and 2 of this Amendment shall be deemed effective as of the date of execution of the Agreement; provided, however, to the extent the provisions of paragraph 3 of new Exhibit 7.1 are inconsistent with such retroactive effect, the provisions of paragraph 3 of new Exhibit 7.1 shall control.

6. Other Terms. Except as set forth in paragraphs 1, 2 and 3 above, this Amendment shall not modify any terms, conditions, rights or responsibilities contained in the Agreement, all of which shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GROUP:

COMMUNITY RADIOLOGY ASSOCIATES, INC.

By:	/s/ Paul Schaefer
Title:

DRS. KORSOWER AND PION RADIOLOGY, P.A.

By:	/s/ Paul Schaefer
Title:

ADMINISTRATOR:

COMMUNITY IMAGING PARTNERS, INC.

By:	/s/ Sami S. Abbasi
Sami Abbasi
Executive Vice President

PARENT:

RADIOLOGIX, INC.

By:	/s/ Sami S. Abbasi
Sami Abbasi
Executive Vice President

EXHIBIT 7.1

SERVICE FEE

1. Administrator shall be paid the following Service Fee:

(a)	Administrator shall be reimbursed on a monthly basis for the amount of all Professional Expenses and Excluded Practice Expenses, if any, paid by Administrator in performance of its obligations hereunder;

(b)	With respect to all Practice Sites other than Montgomery General Hospital, Administrator shall be entitled to receive a monthly fee equal to X percent (X%) of the Adjusted Professional Revenues;

(c)	With respect to Montgomery General Hospital, Administrator shall be entitled to receive a monthly fee equal to X percent (X%) of the Hospital Adjusted Professional Revenues;

(d)	Administrator shall be entitled to receive a monthly fee equal to the Monthly Adjusted Technical Revenue Amount; provided, however, to the extent that the Monthly Base Technical Revenue Amount exceeds the Monthly Adjusted Technical Revenue Amount, such excess amount shall be added to the Deficit Amount for such month; and

(e)	At the end of each fiscal year of this Agreement, if the Cumulative Balance is positive, Administrator shall receive a fee equal to X percent (X%) of the Cumulative Balance. The amount of any payment made pursuant to this subparagraph shall be computed at fiscal year end and payment thereof shall be made within ninety (90) days of the fiscal year end. If the Cumulative Balance is negative at the end of any fiscal year, then such negative balance shall be carried forward to become the opening Cumulative Balance for the next fiscal year.

2. For purposes of this Exhibit 7.1, the following definitions shall apply:

(a)	“Adjusted Professional Revenues” shall mean on a monthly basis, an amount equal to the Professional Revenues of the Practice other than the Professional Revenues attributable to the Professional Operations at Montgomery General Hospital, less the Professional Expenses of the Practice other than Professional Expenses attributable to the Professional Operations at Montgomery General Hospital.

(b)	“Cumulative Balance” shall mean during a fiscal year period, the sum of all Surplus Amounts, less all Deficit Amounts. If the Cumulative Balance is negative at the end of a fiscal year, then the negative balance is carried forward as the opening balance of the next fiscal year.

(c)	“Deficit Amount” shall mean the amount by which the Monthly Base Technical Revenue Amount exceeds the Monthly Adjusted Technical Revenue Amount.

(d)	“Hospital Adjusted Professional Revenues” shall mean on a monthly basis, an amount equal to the Professional Revenues of the Practice attributable to the Professional Operations at Montgomery General Hospital, less the Professional Expenses of the Practice attributable to the Professional Operations at Montgomery General Hospital.

(e)	“Monthly Base Technical Revenue Amount” shall mean an amount equal to X Dollars ($X).

(f)	“Monthly Adjusted Technical Revenue Amount” shall mean on a monthly basis, an amount equal to the Technical Revenues, less the Technical Expenses.

(g)	“Montgomery General Hospital” shall mean the Premises located within the acute care hospital located at 18101 Prince Philip Drive, Olney, Maryland, but expressly excluding the Premises located at either 18103 or 18111 Prince Philip Drive, Olney, Maryland.

(h)	“Surplus Amount” shall mean the amount by which the Monthly Adjusted Technical Revenue Amount exceeds the Monthly Base Technical Revenue Amount.

3. Parent, Administrator and Group hereby acknowledge and agree that Group owes Administrator a shortfall (the “Shortfall”) in an amount equal to X Dollars ($X). The parties also acknowledge and agree that as of December 31, 2003, the Cumulative Balance (the “2003 Closing Balance”) was X Dollars ($X), of which X Dollars ($X) would otherwise be paid to Group pursuant to Paragraph 1(e) above. However, to pay the Shortfall to Administrator, all parties agree that Administrator shall be entitled to one hundred percent (100%) of the 2003 Closing Balance. The parties further agree that after receipt by Administrator of one hundred percent (100%) of the 2003 Closing Balance, the Shortfall will be X Dollars ($X), which shall be paid to Administrator through the withholding of future Cumulative Balances until such time as the Shortfall is repaid in full. Once the entire Shortfall has been repaid by the Group to Administrator, the Group shall once again receive its portion of the Cumulative Balance in accordance with Paragraph 1(e) above.